Exhibit 23 (j) under Form N-1A
                                               Exhibit 8 under Item 601/Reg. S-K

                                                                      Exhibit 11

INDEPENDENT AUDITOR'S CONSENT

To the Board of Trustees and Shareholders of Federated Income Trust

We consent to the use in Post-Effective Amendment No. 31 to Registration Statement of Federated Income Trust of our report dated March 15, 1999 appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Financial Highlights" in such Prospectus.

/s/ Deloitte & Touche LLP
Boston, Massachusetts

May 25, 1999